Exhibit 99.1

Tecnoglass Special Committee Completes Review, Company Reaffirms the Veracity of its Financial Reporting

- Files 2021 Annual Report on Form 10-K -

- Reaffirms Full Year Record 2022 Growth Outlook -

Barranquilla, Colombia – March 17, 2022 - Tecnoglass, Inc. (NASDAQ: TGLS) ("Tecnoglass" or the "Company") today announced that the Special Committee of the Company’s Board of Directors that was formed to assess the allegations in a short seller report issued on December 9, 2021 has completed its fact-finding assessment. Consistent with the allegations in the short seller report and as previously outlined, the Special Committee’s mandate was to (1) investigate whether transactions with certain related parties were not properly disclosed, (2) identify and consider the controls associated with related party transactions, and (3) assess the veracity of allegations in the short seller report of past law enforcement activity involving certain Tecnoglass officers. While the Special Committee has been focused only on the issues outlined above, the Special Committee did not, during the course of its work, identify evidence of fraud associated with the related-party transactions referenced in the short seller report.

The findings from the Special Committee’s review have not resulted in an adverse effect on the Company’s consolidated financial statements, results of operations, or liquidity for the fiscal year ended December 31, 2021 or other previously reported periods.

As part of this assessment, the Company did not identify any accounting inconsistencies requiring restatements of previous financial statements.

Yesterday, the Company filed its 2021 Annual Report on Form 10-K with the Securities and Exchange Commission in which the Company concluded that its internal controls over financial reporting were effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A copy of The Company’s Annual Report on Form 10-K and its independent auditor’s opinion is available on the SEC's website at http://sec.gov.

The Company also reaffirmed its full year 2022 outlook, as issued on March 3, 2022, for revenues to grow to a range of $575 million to $600 million and for adjusted EBITDA1 to increase to a range of $170 million to $190 million.

José Manuel Daes, Chief Executive Officer of Tecnoglass, stated, “We have always been committed to doing business in the most ethical and transparent manner and complying with all applicable laws, and we are very pleased that this review by the Special Committee of the Board has concluded as it did, which allows us to focus exclusively on the business and on generating value for our shareholders”.

“We remain focused on executing on our business plan, leveraging our strong capital position, and our structural advantages that generated record results last year, to further extend our leadership in the architectural glass industry and drive improved returns for our all our stakeholders.”

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

1 Adjusted EBITDA reconciliation table can be found https://investors.tecnoglass.com/news-releases/news-release-details/tecnoglass-reports-record-fourth-quarter-and-full-year-2021

Investor Relations:

Santiago Giraldo
CFO
305-503-9062
investorrelations@tecnoglass.com